    As filed with the Securities and Exchange Commission on August 20, 2001
                                                      Registration No. 333-66090

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                AMENDMENT NO. 1

                                       TO

                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ----------------

          DYNEGY HOLDINGS INC.                  DYNEGY CAPITAL TRUST II
 (Exact Name of Registrant as Specified  (Exact Name of Registrant as Specified
            in its Charter)                          in its Charter)

               94-3248415                              76-6165193
  (I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)
                Delaware                                Delaware
        (State of incorporation)                 (State of organization)

       1000 Louisiana, Suite 5800                   c/o Dynegy Inc.
          Houston, Texas 77002                 1000 Louisiana, Suite 5800
             (713) 507-6400                       Houston, Texas 77002
                                                     (713) 507-6400
   (Address, including zip code, and       (Address, including zip code, and
 telephone number, including area code,  telephone number, including area code,
  of Registrant's principal executive     of Registrant's principal executive
                office)                                 office)

       Kenneth E. Randolph, Esq.                    with a copy to:
       Executive Vice President,                 Vinson & Elkins L.L.P.
     General Counsel and Secretary              1001 Fannin, Suite 2300
       1000 Louisiana, Suite 5800              Houston, Texas 77002-6760
          Houston, Texas 77002             Attn: Keith R. Fullenweider, Esq.
             (713) 507-6400                          (713) 758-2838
(Name, address, including zip code, and           (713) 615-5855 (fax)
 telephone number, including area code,
         of agent for service)

                               ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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

                                EXPLANATORY NOTE

   This amendment is being filed solely to complete Part II of this Registration Statement and include the exhibits that were not previously filed.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses Of Issuance And Distribution

   The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

      Registration fee................................................ $250,000
      Legal fees and expenses.........................................  150,000
      Accounting fees and expenses....................................   40,000
      Printing and engraving expenses.................................   75,000
      Trustee's fees and expenses.....................................   20,000
      Depositary's fees and expenses..................................   10,000
      Rating agency fees..............................................  100,000
      Miscellaneous expenses..........................................   20,000
                                                                       --------
      Total........................................................... $665,000
                                                                       ========

ITEM 15. Indemnification Of Directors And Officers

   As permitted by Section 102 of the Delaware General Corporation Law (the "DGCL"), our Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware law, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as director. By virtue of these provisions, a director is not personally liable for monetary damages for breach of such director's fiduciary duty except for liability for (i) breach of duty of loyalty, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) dividends or stock repurchases or redemptions that are unlawful under the DGCL and (iv) any transaction from which such director receives an improper personal benefit. In addition, the Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. As a result, our rights and our stockholders' rights to obtain monetary damages for acts or omissions of directors will be more limited than they would be in the absence of the limitation of liability provision. The limitation of liability provision does not limit or affect a stockholder's ability to seek and obtain relief under the federal securities laws.

   Section 145 of the DGCL permits indemnification upon a determination that an officer or director has met the applicable standard of conduct. Such officer or director is required to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of a corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful. Section 145 does not authorize indemnification in actions brought by or in the right of a corporation with respect to any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought. Our Certificate of Incorporation provides for the mandatory indemnification of officers and directors to the fullest extent permitted under the DGCL. Section 145 also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

   The above discussion of our Restated Certificate of Incorporation and of Sections 102 and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by our Restated Certificate of Incorporation and the DGCL.

   We have purchased liability insurance policies covering our directors and officers to insure against certain losses incurred by them.

   The form of Amended and Restated Declaration of Trust provides that we will indemnify, to the fullest extent permitted by law, any administrative trustee, any officer, director, shareholder, member, partner, employee, representative, agent or affiliate thereof and any officer, employee or agent of the Trust or our affiliates (each a "Company Indemnified Person"), who is or was a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Trust) by reason of the fact the he is or was a Company Indemnified Person against expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Amended and Restated Declaration of Trust provides that no indemnification will be made in respect of any claim, issue or matter as to which a Company Indemnified Person is adjudged liable to the Trust unless the Court of Chancery of Delaware or the court in which such action or suit was brought determines that such Company Indemnified Person is entitled to indemnity for such expenses as such Court of Chancery or other court deems proper. To the extent that a Company Indemnified Person is successful on the merits or otherwise in defense of any action, suit or proceeding, he shall be indemnified, to the full extent permitted by law, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred by a Company Indemnified Person in defending an action, suit or proceeding may be advanced by us in certain circumstances.

   The form of Amended and Restated Declaration of Trust also provides that we will indemnify the property trustee, the Delaware trustee and any officer, director, shareholder, member, partner, employee, representative, custodian, nominee, agent or affiliate thereof (each a "Fiduciary Indemnified Person"), for and to hold each Fiduciary Indemnified Person harmless against, any and all loss, liability, damage, claim or expense including taxes incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust.

ITEM 16. Exhibits

 **1.1 --  Proposed Form of Underwriting Agreement.

   4.1 -- Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10 filed with the SEC on February 2, 2000).

   4.2 -- Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 filed with the SEC on February 2, 2000).

 **4.3 --  Form of Senior Debt Securities.

   4.4 --  Indenture by and between the Company and Bank One Trust Company,
           National Association (incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10-K for the year ended December
           31, 2000).

   4.5 --  Subordinated Debt Indenture between the Company and Bank One Trust
           Company, National Association (incorporated by reference to Exhibit
           4.5 to the Company's Registration Statement on Form S-3 filed with the SEC on July 30, 1998).

   4.6 -- Certificate of Trust of Dynegy Capital Trust II (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3 filed with the SEC on July 30, 1998).

     4.7 -- Declaration of Trust of Dynegy Capital Trust II (incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-3 filed with the SEC on July 30, 1998).

  ***4.8  --  Form of Amended and Restated Declaration of Trust of Dynegy
              Capital Trust II.

  ***4.9  --  Form of Trust Preferred Security Certificate for Dynegy Capital
              Trust II (included in Exhibit 4.8).

     4.10 --  Form of Debenture Indenture between the Company and Bank One
              Trust Company, National Association (formerly The First National
              Bank of Chicago), as Trustee (incorporated by reference to
              Exhibit 4.10 to the Company's Registration Statement on Form S-3 filed with the SEC on July 30, 1998).

     4.11 --  Form of Trust Debentures of the Company (included in Exhibit
              4.10).

     4.12 -- Form of Guarantee in respect of Dynegy Capital Trust II, with respect to the Trust Preferred Securities (incorporated by reference to Exhibit 4.12.2 to the Company's Registration
              Statement on Form S-3 filed with the SEC on July 30, 1998).

   **4.13 --  Form of Subordinated Debt Securities.

    *5.1 -- Opinion of Vinson & Elkins L.L.P. (as to the validity of the securities (other than the trust preferred securities)).

  ***5.2  --  Opinion of Richards, Layton & Finger P.A., as to the validity of the trust preferred securities.

    12.1 -- Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

 ***12.2  --  Computation of Ratio of Earnings to Fixed Charges for the Three
              Months Ended March 31, 2001.

 ***23.1  --  Consent of Arthur Andersen LLP.

   *23.2  --  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

 ***23.3  --  Consent of Richards, Layton & Finger P.A. (included in Exhibit
              5.2).

 ***24.1  --  Powers of Attorney.

 ***25.1  --  Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of Debt Trustee under the Senior Debt
              Indenture.

 ***25.2  --  Form T-1 Statement of Eligibility and Qualification under the
              Trust Indenture Act of 1939 of Debt Trustee under the
              Subordinated Debt Indenture.

 ***25.3  --  Form T-1 Statement of Eligibility of Debenture Trustee and
              Qualification under the Trust Indenture Act of 1939 under the Debenture Indenture.

 ***25.4  --  Form T-1 Statement of Eligibility of Debenture Trustee and
              Qualification under the Trust Indenture Act of 1939 under the Guarantee with respect to the Amended and Restated Declaration of Trust.

 ***25.5  --  Form T-1 Statement of Eligibility of Debenture Trustee and
              Qualification under the Trust Indenture Act of 1939 under the Preferred Securities.

--------
*  Filed herewith.

** To be filed by amendment or in a Current Report on Form 8-K.

*** Previously filed.

ITEM 17. Undertaking

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 2001.

                                          Dynegy Holdings Inc.

                                          By: /s/ C.L. Watson
                                              ----------------------------------
                                              C.L. Watson
                                              Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 20, 2001.

           Name and Signature                            Title
           ------------------                            -----

                   *                    Chief Executive Officer (Principal
 ______________________________________  Executive Officer)
              C.L. Watson

                   *                    President and Chief Operating Officer,
 ______________________________________  Director
          Stephen W. Bergstrom

                   *                    Senior Vice President and Chief
 ______________________________________  Financial Officer (Principal
          Robert D. Doty, Jr.            Financial Officer)

                   *                    Senior Vice President and Controller
 ______________________________________  (Principal Accounting Officer)
            Michael R. Mott

                   *                    Director
 ______________________________________
          Kenneth E. Randolph

         /s/ Lisa Q. Metts
 *By: _________________________________
    Lisa Q. Metts
    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Dynegy Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 20, 2001.

                                          Dynegy Capital Trust II

                                          By: Dynegy Holdings Inc., as Sponsor

                                          By: /s/ C.L. Watson
                                              ----------------------------------
                                              C.L. Watson
                                              Chief Executive Officer